Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS 15.4% RISE IN REVENUE FOR SECOND FISCAL QUARTER

•                  Net sales for the second quarter of fiscal year 2010 were $173.3 million compared to $150.2 million for the first quarter of fiscal year 2010 and $136.0 million for the fourth quarter of fiscal year 2009

•                  Gross margin as a percentage of net sales for the second quarter of fiscal year 2010 was 14.4% compared to 13.7% for the first quarter of fiscal year 2010

•                  Second quarter Non-GAAP adjusted net loss per share of $(0.07) compared to $(0.14) for the first quarter of fiscal year 2010

•                  Cash flow from operations for the second quarter of fiscal year 2010 was $16.8 million

Greenville, South Carolina (October 28, 2009) - KEMET Corporation (Other OTC: KEME) today reported preliminary results for the second fiscal quarter ended September 30, 2009.  Net sales for the quarter ended September 30, 2009, were $173.3 million, which is a 26.2% decrease over the same quarter last fiscal year and a 15.4% increase over the prior fiscal quarter ended June 30, 2009.

On a U.S. GAAP basis, net loss was $93.1 million, or $(1.15) per share for the second quarter of fiscal year 2010 compared to net loss of $85.1 million or $(1.06) per share for the same quarter last year and compared to net income of $25.1 million or $0.31 per share for the prior quarter ended June 30, 2009.

The Non-GAAP adjusted net loss, excluding special charges, was $5.7 million or $(0.07) per share for the current fiscal quarter compared to an adjusted net loss of $3.1 million, or $(0.04) per share for the same quarter last year and compared to an adjusted net loss of $11.1 million, or $(0.14) per share for the prior fiscal quarter ended June 30, 2009.

“Significant actions we took a year ago have paid substantial dividends in generating a positive operating income this quarter, before special charges, slightly exceeding our break-even operating income revenue goals, said Per Loof, KEMET’s Chief Executive Officer.  “We also continued to generate significant cash flow from operations this quarter that will allow us to optimize our market share during this time of increased demand.  While we do not see future quarter-over-quarter revenue increases similar to this quarter, our bookings remain strong and overall supply chain inventories remain in check.  We expect increased demand to remain for the near term and we are cautiously optimistic about calendar year 2010,” continued Loof.

The current fiscal quarter includes an $81.1 million non-cash charge related to the mark-to-market adjustment for the Platinum Closing Warrants.  The accounting for this charge did not result in a change to net equity.  On September 29, 2009, the Company borrowed $10.0 million under the Platinum working capital loan facility and, as a result, fixed the exercise price of the Platinum warrants which eliminates the ongoing requirement to mark-to-market the warrants after September 29, 2009.  The current fiscal quarter also includes $1.3 million of restructuring charges primarily associated with reductions in force within the Film and Electrolytic Business Group.

In this news release, the Company makes reference to certain Non-GAAP financial measures, including “adjusted net loss” and “adjusted net loss per share.”  Management believes that investors may find it useful to review the Company’s financial results that exclude special items as determined by management.  These special items include an increase in value of warrant which relates to the mark-to-market adjustment for the Platinum Closing Warrants, gain/loss on early extinguishment of debt, impairment charges associated with goodwill and long-lived assets, integration costs related to business acquisitions, restructuring charges related primarily to employee severance and equipment moves, certain inventory adjustments, sales or disposals of assets, amortization related to debt issuance costs and debt discount, a non-cash charge related to the cancellation of an employee incentive plan and the write off of capitalized advisor fees.  Management believes that these Non-GAAP financial measures are useful to investors in that they provide a supplemental way to possibly better understand the underlying operating performance of the Company.  Management uses these Non-GAAP financial measures to evaluate operating performance.  However, Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income (loss) to Non-GAAP adjusted net loss:

GAAP to Non-GAAP Reconciliation

(Unaudited)

	Quarters Ended			Six Months Ended
	Sept. 30,	June 30,	Sept. 30, 2008	Sept. 30,	Sept. 30, 2008
	2009	2009	(As Adjusted)(1)	2009	(As Adjusted)(1)
	(Amounts in millions, except per share data)
Including special items (GAAP)
Net sales	$173.3	$150.2	$234.8	$323.4	$477.7

Net loss	$(93.1)	$25.1	$(85.1)	$(68.0)	$(274.4)
Basic and diluted net loss per share	$(1.15)	$0.31	$(1.06)	$(0.84)	$(3.41)

Excluding special items (Non-GAAP)

Net loss	$(93.1)	$25.1	$(85.1)	$(68.0)	$(274.4)
Special items (after tax):
Restructuring charges	1.3	—	17.4	1.3	23.9
Goodwill impairment	—	—	85.7	—	174.3
Amortization included in interest expense	3.3	2.5	2.4	5.8	4.9
(Gain) loss on early extinguishment of debt	—	(38.9)	2.2	(38.9)	2.2
Increase in value of warrant	81.1	—	—	81.1	—
Write down of long lived assets	—	—	1.0	—	64.9
Net (gain) loss on disposal of assets	0.1	0.2	(28.4)	0.3	(28.2)
Charge related to cancellation of an incentive plan	1.2	—	—	1.2	—
Write off of capitalized advisor fees	0.4	—	—	0.4	—
Inventory adjustment	—	—	—	—	8.6
Acquisitions integration costs	—	—	1.7	—	3.9
Adjusted net loss (excluding special items)	$(5.7)	$(11.1)	$(3.1)	$(16.8)	$(19.9)
Adjusted net loss per basic and diluted shares (excluding special items)	$(0.07)	$(0.14)	$(0.04)	$(0.21)	$(0.25)

(1) Net income for the quarter and six month period ended September 30, 2008 includes a reduction of $2.1 million and $4.1 million respectively related to a required retrospective change in accounting for convertible debt.  In addition, the Company recorded $1.1 million and $3.4 million, respectively, in non-cash interest expense related to the adoption of FSP APB 14-1, primarily codified in FASB ASC 470, in the quarter and six month period ended September 30, 2009.

KEMET’s common stock is listed on the OTC Bulletin Board and on the Pink OTC Markets, Inc., Pink Quote System under the symbol, “KEME”. At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.

QUIET PERIOD

Beginning January 1, 2010, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) generally adverse economic and industry conditions, including a decline in demand for the Company’s products;  (ii) the ability to maintain sufficient liquidity to realize current operating plans; (iii) the effect of receiving a going concern statement in our auditor’s report on our 2009 audited financial statements; (iv) adverse economic conditions could cause further reevaluation of the fair value of our reporting segments and the write down of long-lived assets; (v) the cost and availability of raw materials; (vi) changes in the competitive environment of the Company; (vii) economic, political, or regulatory changes in the countries in which the Company operates; (viii) the ability to successfully integrate the operations of acquired businesses; (ix) the ability to attract, train and retain effective employees and management; (x) the ability to develop innovative products to maintain customer relationships; (xi) the impact of environmental issues, laws, and regulations; (xii) the Company’s ability to finance and achieve the expected benefits of its manufacturing relocation plan or other restructuring plans; (xiii) volatility of financial and credit markets which would affect access to capital for the Company; (xiv) increased difficulty or expense in accessing capital because of the Company’s delisting of common stock from the New York Stock Exchange; (xv) exposure to foreign exchange (gains) and losses; (xvi) need to reduce costs to offset downward price trends; (xvii) potential limitation on use of net operating losses to offset possible future taxable income; (xviii) dilution as a result of the issuance of a warrant to K Financing, LLC; and (xix) exercise of the warrant by K Equity, LLC may result in the existence of a controlling shareholder. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited - Amounts in thousands except per share data)

	Quarters Ended September 30,		Six Months Ended September 30,
	2009	2008 (As Adjusted) (1)	2009	2008 (As Adjusted) (1)

Net sales	$173,265	$234,819	$323,432	$477,663

Operating costs and expenses:
Cost of sales	148,397	206,822	277,997	432,411
Selling, general and administrative expenses	20,867	23,799	38,950	52,018
Research and development	5,569	7,048	10,348	17,144
Restructuring charges	1,267	18,210	1,267	25,007
Goodwill impairment	—	85,680	—	174,327
Write down of long-lived assets	—	1,227	—	65,155
Net (gain) loss on sales and disposals of assets	52	(28,489)	258	(28,290)
Total operating costs and expenses	176,152	314,297	328,820	737,772
Operating loss	(2,887)	(79,478)	(5,388)	(260,109)

Other (income) expense:
Interest income	(102)	(178)	(133)	(416)
Interest expense and amortization of debt discount	6,491	7,583	12,310	15,312
Increase in value of warrant	81,088	—	81,088	—
(Gain) loss on early extinguishment of debt	—	2,212	(38,921)	2,212
Other expense (income), net	999	(5,232)	5,511	(3,899)
Loss before income taxes	(91,363)	(83,863)	(65,243)	(273,318)
Income tax expense	1,712	1,205	2,742	1,125
Net loss	$(93,075)	$(85,068)	$(67,985)	$(274,443)

Net loss per share:
Basic and diluted	$(1.15)	$(1.06)	$(0.84)	$(3.41)

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: "Changes in ccounting for Convertible Notes."

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

(Unaudited)

	September 30,	March 31, 2009
	2009	(As Adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$57,412	$39,204
Accounts receivable, net	128,478	120,139
Inventories	146,937	154,981
Prepaid expenses and other current assets	11,729	11,245
Deferred income taxes	3,092	151
Total current assets	347,648	325,720
Property and equipment, net of accumulated depreciation of $665.2 million and $623.0 million as of September 30, 2009 and March 31, 2009, respectively	351,509	357,977
Intangible assets, net	24,326	24,094
Other assets	17,272	6,360
Total assets	$740,755	$714,151

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25,408	$25,994
Accounts payable, trade	56,430	52,332
Accrued expenses	54,952	51,125
Income taxes payable	1,200	1,127
Total current liabilities	137,990	130,578
Long-term debt, less current portion	233,307	280,752
Other non-current obligations	65,815	57,316
Deferred income taxes	9,000	5,466

Stockholders' equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 88,525 and 88,525 shares at September 30, 2009 and March 31, 2009, respectively	885	885
Additional paid-in capital	480,937	367,257
Retained deficit	(149,327)	(81,342)
Accumulated other comprehensive income	21,137	12,663
Treasury stock, at cost (7,658 and 7,714 shares at September 30, 2009 and March 31, 2009, respectively)	(58,989)	(59,424)
Total stockholders' equity	294,643	240,039
Total liabilities and stockholders' equity	$740,755	$714,151

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: "Changes in Accounting for Convertible Notes."

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended September 30,
		2008
	2009	(As Adjusted)(1)
Sources (uses) of cash and cash equivalents
Operating activities:
Net loss	$(67,985)	$(274,443)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on early extinguishment of debt	(38,921)	—
Increase in warrant value	81,088	—
Depreciation and amortization	25,490	30,360
Amortizaion of debt discount and debt issuance costs	5,883	4,894
Goodwill impairment	—	174,327
Write down of long-lived assets	—	65,155
Gain on sale of assets	258	(28,290)
Stock-based compensation expense	1,628	868
Change in deferred income taxes	(13)	(1,138)
Change in operating assets	11,563	23,967
Change in operating liabilities	2,111	(6,764)
Other	(346)	191
Net cash provided by (used in) operating activities	20,756	(10,873)

Investing activities:
Capital expenditures	(3,730)	(22,977)
Proceeds from sale of assets	—	34,870
Acquisitions, net of cash received	—	(1,000)
Net cash provided by (used in) investing activities	(3,730)	10,893

Financing activities:
Proceeds from issuance debt	59,904	20,496
Payments of long-term debt	(51,183)	(65,212)
Debt extinguishment and issuance costs	(7,811)	—
Proceeds from sale of common stock to employee savings plan	—	169
Net cash provided by (used in) financing activities	910	(44,547)
Net increase (decrease) in cash and cash equivalents	17,936	(44,527)
Effect of foreign currency fluctuations on cash	272	(761)
Cash and cash equivalents at beginning of fiscal period	39,204	81,383
Cash and cash equivalents at end of fiscal period	$57,412	$36,095

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: “Changes in Accounting for Convertible Notes.”

KEMET CORPORATION AND SUBSIDIARIES

Changes in Accounting for Convertible Notes

(Amounts in thousands, except per share data)

Condensed Consolidated Statements of Operations

	Quarter Ended September 30, 2008
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Interest accretion	$347	$2,082	$2,429
Net income	(82,986)	(2,082)	(85,068)

Net income (loss) per share:
Basic	$(1.03)	$(0.03)	$(1.06)
Diluted	$(1.03)	$(0.03)	$(1.06)

	Six Months Ended September 30, 2008
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Interest accretion	$729	$4,165	$4,894
Net income	(270,278)	(4,165)	(274,443)

Net income (loss) per share:
Basic	$(3.36)	$(0.05)	$(3.41)
Diluted	$(3.36)	$(0.05)	$(3.41)

Condensed Consolidated Balance Sheets

	March 31, 2009
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Other assets	$7,010	$(650)	6,360
Long-term debt	307,111	(26,359)	280,752
Total stockholders’ equity	214,330	25,709	240,039